Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-206032) and Registration Statements on Form S-8 (Registration No. 333-203114 and 333-210459) of Bioblast Pharma Ltd. of our report dated February 24, 2017 with respect to the consolidated financial statements of Bioblast Pharma Ltd. included in this Annual Report on Form 20-F of Bioblast Pharma Ltd. for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel February 24, 2017	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A member of EY Global